                                                                     EXHIBIT 5.1


                 LETTERHEAD OF PIPER MARBURY RUDNICK & WOLFE LLP




                                October 31, 2001



APARTMENT INVESTMENT AND MANAGEMENT COMPANY
Colorado Center, Tower Two
2000 South Colorado Boulevard, Suite 2-1000
Denver, Colorado  80222

                       Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as Maryland counsel to Apartment Investment and Management Company, a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-3 of the Company (Registration No. 333-71452) and Amendment No. 1 thereto (collectively, the "Registration Statement") filed on October 12, 2001 and to be filed on November 7, 2001, respectively, including the prospectus included therein at the time the Registration Statement is declared effective (the "Prospectus"), with the Securities and Exchange Commission (the "Commission"), for offering by the Company from time to time of up to $821,806,085 aggregate initial offering price of its (i) senior, senior subordinated, or subordinated debt securities (the "Debt Securities") consisting of debentures, notes, and/or other unsecured evidences of indebtedness, (ii) shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), (iii) shares of Equity Stock, par value $.01 per share (the "Equity Stock"), (iv) shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), and (v) warrants to purchase Debt Securities (the "Debt Securities Warrants"), Preferred Stock (the "Preferred Stock Warrants"), Equity Stock (the "Equity Stock Warrants"), or Class A Common Stock (the "Class A Common Stock Warrants"), as designated by the Company at the time of the offering (collectively, the "Warrants"). The Company may guarantee (the "Guarantees"), which Guarantees will be full and unconditional, up to $500,000,000 aggregate principal amount of debt securities consisting of debentures, notes, and/or other unsecured evidences of indebtedness of AIMCO Properties, L.P., a Delaware limited partnership and subsidiary of the Company (the "OP Partnership Debt Securities"). The Debt Securities, the Preferred Stock, the Equity Stock, the Class A Common Stock, the Warrants, and the Guarantees are sometimes collectively referred to as the "Securities." The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices, and on terms to be set forth in one or more supplements to the Prospectus (each a "Prospectus Supplement"). This opinion is being provided at your request in connection with the filing of the Registration Statement.

         In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

                  (a) The Registration Statement and the Preliminary Prospectus dated October 11, 2001 (the "Preliminary Prospectus") relating to the issuance of the Securities, which forms part of the Registration Statement;

                  (b) The Charter, certified by the Maryland State Department of Assessments and Taxation (the "MSDAT"), and By-Laws, as amended and restated and in effect on the date hereof, of the Company, and the form of Articles Supplementary for the Equity Stock;

                  (c) Certified resolutions of the Board of Directors of the Company relating to the authorization of the filing of the Registration Statement and to the Securities;

                  (d) A short-form good standing certificate for the Company, dated a recent date, issued by the MSDAT;

                  (e) A Certificate of Secretary (the "Certificate") of the Company, dated the date hereof, as to certain factual matters; and

                  (f) Such other documents as we have considered necessary to the rendering of the opinions expressed below.

         In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Company (and for purposes of the documents referred to below to be executed by parties other than the Company), we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect, and enforceability thereof with respect to such parties. As to any facts material to this opinion which we did not independently establish or verify, we have relied solely upon the Certificate.

         We further assume that:

                  (a) The issuance, sale, amount, and terms of the Securities to be offered from time to time by the Company will be authorized and determined by proper action of the Board of Directors (or where permitted, a committee of the Board of Directors) of the Company (each, a "Board Action") in accordance with the Company's Charter and By-Laws and applicable law, in each case so as not to result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company.

                  (b) The issuance, sale, amount, and terms of the Debt Securities (including Debt Securities that are the subject of Debt Securities Warrants) to be offered from time to time by the Company will be authorized and determined by proper Board Action in accordance with the Company's Charter and By-Laws and applicable law, in each case so as not to result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company.

                  (c) Any Debt Securities will be issued under a valid and legally binding indenture (an "Indenture") that conforms to the description thereof set forth in the Prospectus Supplement and will comply with the Company's Charter and By-Laws and applicable law.

                  (d) To the extent that the obligations of the Company under any Debt Securities or related Indenture may be dependent upon such matters, the financial institution to be identified in such Indenture as Trustee (the "Trustee") will be duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; the Trustee will be duly qualified to engage in the activities contemplated by such Indenture; such

         Indenture will have been duly authorized, executed, and delivered by the Trustee and will constitute the legally valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; the Trustee will be in compliance, generally, with respect to acting as Trustee under such Indenture, with applicable laws and regulations; and the Trustee will have the requisite organizational and legal power and authority to perform its obligations under such Indenture.

                  (e) Appropriate debentures, notes, and/or other evidences of indebtedness evidencing the Debt Securities will be executed and authenticated in accordance with the Indenture, will be delivered upon the issuance and sale of the Debt Securities, and will comply with the Indenture, the Company's Charter and By-Laws, and applicable law.

                  (f) Prior to the issuance of any shares of the Preferred Stock (including Preferred Stock that is the subject of any of the Preferred Stock Warrants), the Equity Stock (including Equity Stock that is the subject of any of the Equity Stock Warrants), or the Class A Common Stock (including Class A Common Stock that is the subject of any of the Class A Common Stock Warrants), there will exist, under the Charter of the Company, the requisite number of authorized but unissued shares of the Preferred Stock (and securities of any class into which any of the Preferred Stock may be convertible), the Equity Stock (and shares of the Class A Common Stock into which the Equity Stock may be convertible), or the Class A Common Stock, as the case may be, and that all actions necessary to the creation of any such Preferred Stock (and securities of any class into which any Preferred Stock may be convertible), Equity Stock (and shares of the Class A Common Stock into which the Equity Stock may be convertible), or Class A Common Stock, whether by Charter amendment or by classification or reclassification of existing capital stock and the filing of Articles Supplementary, will have been taken.

                  (g) For shares of the Preferred Stock, the Equity Stock, or the Class A Common Stock represented by certificates, appropriate certificates representing shares of the Preferred Stock, the Equity Stock, or the Class A Common Stock will be executed and delivered upon issuance and sale of any such shares of the Preferred Stock, the Equity Stock, or the Class A Common Stock, as the case may be, and will comply with the Company's Charter and By-Laws and applicable law. For shares of the Preferred Stock, the Equity Stock, or the Class A Common Stock not represented by certificates, appropriate written statements will be prepared and delivered upon issuance and sale of any such shares of the Preferred Stock, the Equity Stock, or the Class A Common Stock, as the case may be, and will comply with the Company's Charter and By-Laws and applicable law.

                  (h) Any Warrants will be issued under a valid and legally binding warrant agreement (a "Warrant Agreement") that conforms to the description thereof set forth in the Prospectus Supplement, and will comply with the Company's Charter and By-Laws and applicable law.

                  (i) To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon such matters, the financial institution to be identified in such Warrant Agreement as warrant agent (the "Warrant Agent") will be duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; the Warrant Agent will be duly qualified to engage in the activities contemplated by such Warrant Agreement; such Warrant Agreement will have been duly authorized, executed, and delivered by the Warrant Agent and will constitute the legally valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; the Warrant Agent will be in compliance, generally, with respect to acting as Warrant Agent under such Warrant Agreement, with applicable laws and regulations; and the Warrant Agent will have the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement.

                  (j) Any Guarantees will be evidenced by a valid and legally binding agreement or other instrument, which may be the Indenture, (each, a "Guaranty Agreement") that conforms to the description thereof set forth in the Prospectus Supplement, will be executed and delivered prior to or upon the issuance and sale of the Guarantees and the related OP Partnership Debt Securities, and will comply with the Charter and By-Laws of the Company and applicable law.

                  (k) The underwriting or other agreements for offerings of the Securities (each, an "Underwriting Agreement," and collectively, the "Underwriting Agreements") will be valid and legally binding contracts that conform to the description thereof set forth in the applicable Prospectus Supplement.

         Based upon the foregoing and having regard for such legal consideration as we deem relevant, we are of the opinion and advise you that:

                  1. When a series of the Debt Securities has been duly authorized and established in accordance with the applicable Board Action, the terms of the Indenture, the Company's Charter and By-laws, and applicable law, and, upon execution, issuance, and delivery of the Debt Securities against payment therefor in accordance with the terms and provisions of such Board Action, the Indenture, the Registration Statement (as declared effective under the Act), the Prospectus or the applicable Prospectus Supplement, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of the Debt Securities pursuant to the exercise of one or more Debt Securities Warrants or the exchange of one or more series of the Preferred Stock exchangeable into the Debt Securities, the Debt Securities will constitute valid and legally binding obligations of the Company.

                  2. Upon due authorization by Board Action of an issuance of Class A Common Stock, and upon issuance and delivery of certificates (in the case of shares of certificated stock) or written statements (in the case of shares of uncertificated stock) for shares of such Class A Common Stock against payment therefor in accordance with the terms and provisions of such Board Action, the Registration Statement (as declared effective under the Act), the Prospectus or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, or upon issuance and delivery of certificates for shares of the Class A Common Stock pursuant to the exercise of one or more Class A Common Stock Warrants or the conversion one or more series of the Preferred Stock or the Equity Stock convertible into the Class A Common Stock, the shares of the Class A Common Stock represented by such certificates (or the subject of such written statements) will be duly authorized, validly issued, fully paid, and non-assessable.

                  3. When a series of the Equity Stock (and shares of the Class A Common Stock into which any of the Equity Stock may be convertible) has been duly authorized and established in accordance with applicable Board Action, the terms of the Company's Charter and By-Laws, and applicable law, and, upon issuance and delivery of certificates (in the case of shares of certificated stock) or written statements (in the case of shares of uncertificated stock) for shares of such series of the Equity Stock against payment therefor in accordance with the terms and provisions of the Board Action, the Registration Statement (as declared effective under the Act), the Prospectus or the Applicable Prospectus Supplement, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of certificates for shares of the Equity Stock pursuant to the exercise of one or more Equity Stock Warrants, the shares of the Equity Stock represented by such certificates (or the subject of such written statements) will be duly authorized, validly issued, fully paid and non-assessable.

                  4. When a series of the Preferred Stock (and securities of any class into which any of the Preferred Stock may be convertible) has been duly authorized and established in accordance with the applicable Board Action, the terms of the Company's Charter and By-Laws, and applicable law, and, upon issuance and delivery of certificates (in the case of shares of certificated stock) or written statements (in the case of shares of uncertificated stock) for shares of such series of the Preferred Stock against payment therefor in accordance with the terms and provisions of such Board Action, the Registration Statement (as declared effective under the Act), the Prospectus or the applicable Prospectus Supplement, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of certificates for shares of the Preferred Stock pursuant to the exercise of one or more Preferred Stock Warrants or the conversion of one or more series of the Preferred Stock convertible into the Preferred Stock, the shares of the Preferred Stock represented by such certificates (or the subject of such written statements) will be duly authorized, validly issued, fully paid, and non-assessable.

                  5. When the Warrants have been duly authorized and established in accordance with the applicable Board Action, the terms of the Company's Charter and By-Laws, and applicable law, and, upon execution, issuance, and delivery of the Warrants against payment therefor in accordance with the terms and provisions of such Board Action, the Warrant Agreement, the Registration Statement (as declared effective under the Act), the Prospectus or the applicable Prospectus Supplement, and, if applicable, an Underwriting Agreement, the Warrants will constitute valid and legally binding obligations of the Company.

                  6. When a series of the OP Partnership Debt Securities has been duly authorized and established, when the related Guarantees have been duly authorized and established in accordance with the applicable Board Action, the terms of the Company's Charter and By-Laws, and applicable law, and, upon execution, issuance, and delivery of the Guaranty

         Agreement against payment therefor in accordance with the terms and provisions of such Board Action, the Guaranty Agreement, the Registration Statement (as declared effective under the Act), the Prospectus or the applicable Prospectus Supplement, and, if applicable, an Underwriting Agreement, the Guarantees will constitute valid and legally binding obligations of the Company.

         The opinion stated herein relating to the validity and binding nature of obligations of the Company is subject to (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium, or similar laws affecting creditors' rights generally and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

         In addition to the qualifications set forth above, this opinion is subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the State of Maryland. We assume that the issuance of the Preferred Stock (and securities of any class into which any of the Preferred Stock may be convertible), the Equity Stock (and shares of the Class A Common Stock into which the Equity Stock may be convertible), or the Class A Common Stock, as the case may be, will not cause any person to violate any of the Initial Holder Limit, the Look-Through Ownership Limit, or the Ownership Limit provisions of the Company's Charter. This opinion concerns only the effect of the laws (exclusive of the securities or "blue sky" laws and the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. We further consent to the reliance on this opinion by Skadden, Arps, Slate, Meagher & Flom LLP in rendering their opinion to the Company in connection with the filing of the Registration Statement.

                                           Very truly yours,

                                           /s/ Piper Marbury Rudnick & Wolfe LLP